EXHIBIT 4.18

- 8 - (1 of 2)

- 8 - (2 of 2)

A - 1

# SETTLEMENT AND RELEASE AGREEMENT

THIS AGREEMENT MADE AS OF JULY 29, 2008

AMONG:

**UNIVERSAL URANIUM LTD.**, a body corporate incorporated under the laws of British Columbia and having an office at Suite 600 – 595 Howe Street, Vancouver, British Columbia, V6C 2T5

(hereinafter referred to as "UUL")

OF THE FIRST PART

AND:

**SILVER SPRUCE RESOURCES INC.**, a body corporate incorporated under the laws of Alberta and having an office at 197 Dufferin Street, Suite #312, Bridgewater, Nova Scotia, B4V 2G9

(hereinafter referred to as "SSE")

OF THE SECOND PART

AND:

**CROSSHAIR EXPLORATION & MINING CORP.**, a body corporate incorporated under the laws of British Columbia and having an office at Suite 1240 – 1140 West Pender Street, Vancouver, British Columbia, V6E 4G1

(hereinafter referred to as "Crosshair")

OF THE THIRD PART

WHEREAS:

A. UUL and SSE are parties to the Property Acquisition Agreement;

B. UUL has fulfilled the requirements under the Property Acquisition Agreement to earn a sixty percent (60%) interest in the Subject Properties;

C. UUL has agreed to sell and Crosshair has agreed to purchase all of the UUL Interest;

D. UUL has agreed to assign to Crosshair all of its rights under the Property Acquisition Agreement and Crosshair has agreed to assume all of UUL's obligations under the Property Acquisition Agreement, effective in each case at the Effective Time;

E. UUL and SSE have agreed to release each other from all Claims each may have against the other in respect of all matters arising out of events occurring at any time prior to the Effective Time, including all Claims relating to the Subject Properties or the Subject Assets and all Claims arising pursuant to the Property Acquisition Agreement, in each case arising out of events occurring at any time prior to the Effective Time, all as more particularly set forth in this Agreement.

F. Crosshair has agreed to release SSE from all Claims that Crosshair as the assignee of all of UUL's rights under the Property Acquisition Agreement may have against SSE in respect of all matters arising out of events occurring at any time prior to the Effective Time, including all Claims relating to the Subject Properties or the Subject Assets and all Claims arising pursuant to the Property Acquisition Agreement, in each case arising out of events occurring at any time prior to the Effective Time, all as more particularly set forth in this Agreement.

G. SSE has agreed to release Crosshair from all Claims to which Crosshair may be subject by reason of having assumed all of UUL's obligations under the Property Acquisition Agreement in respect of all matters arising out of events occurring at any time prior to the Effective Time, including all Claims relating to the Subject Properties and the Subject Assets and all Claims arising pursuant to the Property Acquisition Agreement, in each case arising out of events occurring at any time prior to the Effective Time, all as more particularly set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payment by SSE to UUL referred to herein and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

## 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions – In this Agreement, the following words and phrases shall have the following meanings:

(a) "Claims" means any and all claims, actions, causes of action, proceedings, liabilities, obligations, costs and demands of any nature or kind whatsoever and wheresoever, whether in law or in equity, whether actual or potential, direct or indirect, known or unknown, suspected or unsuspected, and whenever and however arising, which a party now has or at any time hereafter can, shall or may have in respect of all matters arising out of events occurring prior to the Effective Time, including without limitation any such claims, actions, causes of action, proceedings, liabilities, obligations, costs and demands relating to any expenses incurred in respect of any of the Subject Properties or the Subject Assets or pursuant to the Property Acquisition Agreement at any time prior to the Effective Time whether or not invoiced, budgeted or paid, any accounts rendered with

respect to work carried out on any of the Subject Properties or in respect of the Subject Assets or pursuant to the Property Acquisition Agreement at any time prior to the Effective Time whether or not invoiced, budgeted or paid, any obligations incurred to third parties relating to work carried out on any of the Subject Properties or in respect of the Subject Assets at any time prior to the Effective Time whether or not invoiced, budgeted or paid, any liability incurred for understated budgets or cost overruns in respect of any of the Subject Properties or in respect of the Subject Assets occurring at any time prior to the Effective Time, any liability incurred to suffer dilution of property interests in respect of any of the Subject Properties arising out of events occurring at any time prior to the Effective Time, and any liability incurred for misallocation or billing of exploration costs relating to any of the Subject Properties or in respect of the Subject Assets arising out of events occurring prior to the Effective Time;

(b) "Effective Time" means the time of closing of the transaction described in Recital D above;

(c) "Property Acquisition Agreement" means the property acquisition agreement dated January 23, 2006 between SSE and UUL;

(d) "Related Person" means any present or former director, officer, employee, consultant, advisor, agent or representative of a party and any of their respective heirs, executors, administrators, successors and assigns;

(e) "Subject Assets" means all equipment, assets and inventory acquired, billed or paid for in connection with the Subject Properties pursuant to the Property Acquisition Agreement, including, but not limited to, the equipment, assets and inventory referred to in Schedule "B" hereto;

(f) "Subject Properties" means the mineral claims situated in the Labrador Central Mineral Belt listed in Schedule "A" hereto;

(g) "UUL Interest" means all of UUL's sixty percent (60%) interest in the Subject Properties, excluding the UUL Royalty, together with all of UUL's sixty percent (60%) interest in the Subject Assets; and

(h) "UUL Royalty" means the two percent (2%) net smelter returns royalty to be reserved by UUL in respect of the sixty percent (60%) interest in the Subject Properties to be acquired by Crosshair at the Effective Time.

1.2 Interpretation – For the purpose of this Agreement, except as otherwise expressly provided:

(a) Headings – the insertion of headings is for convenience of reference only and is not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(b) Number and Gender – the singular of any term includes the plural, and vice versa, and use of any term is generally applicable to either gender and where applicable, a body corporate, firm or other entity; and

(c) Non-Limiting – the word "including" is not limiting whether or not non-limiting language (such as "without limitation" or "but not limited to" or "without restricting the generality of" or words of similar import) is used with reference thereto.

## 2. PAYMENT BY SSE

2.1 Payment by SSE – At the Effective Time, SSE shall pay to UUL the sum of Two Hundred and Fifty Thousand Dollars ($250,000) by certified cheque, bank draft or wire transfer, or by direct deposit of certified cheque or bank draft with faxed copy of certified cheque or bank draft to UUL.

## 3. ACKNOWLEDGMENTS

3.1 SSE Acknowledgment – SSE hereby acknowledges and agrees that UUL has a sixty percent (60%) interest in the Subject Properties and a sixty percent (60%) interest in the Subject Assets and that all of the UUL Interest is to be transferred and conveyed to Crosshair by UUL upon the closing of the transaction described in Recital D above, such that UUL shall only have the UUL Royalty and shall have no rights or obligations under the Property Acquisition Agreement.

3.2 UUL and Crosshair Acknowledgments – UUL and Crosshair acknowledge and agree that at the Effective Time, UUL will have no interest in the Subject Properties other than the UUL Royalty and that UUL will have no interest in the Subject Assets or in respect of the Property Acquisition Agreement, such that at the Effective Time UUL shall have only the UUL Royalty and shall have no rights or obligations under the Property Acquisition Agreement.

3.3 SSE and Crosshair Acknowledgements as to Subject Assets – SSE and Crosshair hereby acknowledge and agree that notwithstanding anything else in this Agreement, Crosshair is purchasing a sixty percent (60%) interest in all of the Subject Assets on an "as is, where is" basis and that Crosshair is not releasing SSE from any Claims with respect to an accounting for such Subject Assets or matters relating to the identity, ownership or title of the Subject Assets.

## 4. RELEASE OF CLAIMS

4.1 Mutual Release of UUL and SSE Claims – UUL and SSE each hereby remise, release and forever discharge the other from any and all Claims which either party now has or at any time hereafter can, shall or may have against the other in respect of all matters arising out of events occurring prior to the Effective Time.

4.2 Mutual Release of SSE and Crosshair Claims – SSE and Crosshair each hereby remise, release and forever discharge the other from any and all Claims which either party now has or at any time hereafter can, shall or may have against the other in respect of all matters arising out of events occurring prior to the Effective Time.

4.3 Claims Against Third Parties – Each party agrees not to make any Claim against any Related Person in respect of any matter arising out of events occurring prior to the Effective Time, or to make any Claim against any other person in respect of any matter arising out of events occurring prior to the Effective Time where the consequences of making such a Claim would be that a claim, action, cause of action, proceeding, obligation, cost or demand for contribution, indemnity or any other relief in relation to such matter could arise against any other party hereto.

4.4 Liability Denied – The parties acknowledge and agree that in entering into this Agreement, neither UUL nor SSE nor Crosshair admits any liability to any of the others and that any and all such liability is hereby denied and that no party shall take this Agreement as any admission or evidence that another party has not complied with all of the obligations on its part to be performed under the Property Acquisition Agreement.

4.5 General – The parties acknowledge and agree that this Agreement is entered into voluntarily and uninfluenced by representations or assertions on the part of UUL, SSE or Crosshair or anyone representing them except as specifically provided herein and that the terms herein are established for the purpose of making a full and final compromise, adjustment and settlement by the parties of any and all Claims in respect of all matters arising prior to the Effective Time, including all matters relating to the Subject Properties and the Property Acquisition Agreement arising prior to the Effective Time.

4.6 Ongoing Obligations Under Property Acquisition Agreement – Nothing in this Agreement shall relieve Crosshair and SSE from their ongoing obligations pursuant to the Property Acquisition Agreement following the closing of the transaction described in Recital D above, including without limitation the funding of ongoing costs incurred following the Effective Time and the funding of ongoing obligations and liabilities as the same may arising following the Effective Time. All deposits funded prior to the Effective Time in respect of the Subject Properties under the Property Acquisition Agreement shall remain the exclusive property of SSE regardless of how and by whom such deposits were funded.

## 5. REPRESENTATIONS

5.1 Authority – Each party represents and warrants to the others that as at the date of this Agreement it is a valid and subsisting body corporate duly incorporated under the laws of its jurisdiction of incorporation and has full corporate power and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder, has taken all necessary corporate proceedings and obtained all necessary corporate approvals in respect hereof and, upon execution and delivery of this Agreement by it, this Agreement will constitute a legal, valid and binding obligation enforceable against it in accordance with its terms except that:

(a) enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally;

(b) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(c) a court may stay proceedings before them by virtue of equitable or statutory powers; and

(d) rights of indemnity and contribution hereunder may be limited under applicable law.

## 6. NOTICES

6.1 Notices – Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex, telecommunication, facsimile or other similar form of communication, in each case addressed as follows:

(a) If to UUL at:

Suite 600-595 Howe Street
Vancouver, British Columbia
V6C 2T5

Attention: Ron Atlas
Facsimile No.: 604-662-3904

(b) If to SSE at:

197 Dufferin Street
Suite #312
Bridgewater, Nova Scotia
B4V 2G9

Attention: Lloyd Hillier
Facsimile No.: 902-527-5711

With a copy to:

RBC Law Inc.
Suite L105
1701 Hollis Street
Halifax, Nova Scotia
B3J 3M8

Attention: R. Blois Colpitts
Facsimile No.: 902-431-3001

(c) If to Crosshair at:

Suite 1240 - 1140 West Pender Street
Vancouver, British Columbia
V6E 4G1

Attention: Mark J. Morabito
Facsimile No.: 604-681-8039

6.2 Receipt of Notices – Any notice, direction or other instrument shall if delivered, be deemed to have been given and received on the day it was delivered, and if sent by telecommunication, facsimile or other similar form of communication, be deemed to have been given and received on the business day following the day it was so sent.

6.3 Change of Address – A party may at any time give to the other party notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified shall be deemed to be the address of such party for the purposes of giving notice hereunder.

## 7. GENERAL

7.1 Third Party Beneficiaries – The parties intend that all Related Persons of a party shall have the benefit of this Agreement notwithstanding that such Related Persons are not signatories hereto, and UUL, SSE and Crosshair shall to the extent necessary to entitle their respective Related Persons to the benefit of this Agreement be deemed to hold the rights of such Related Persons hereunder in trust for such Related Persons.

7.2 Further Assurances – The parties shall execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

7.3 Whole Agreement – This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof and replaces and supersedes all other prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, among any of the parties with respect to the subject matter hereof.

7.4 Recitals – The recitals to this Agreement form part of this Agreement and to the best of the knowledge of each party the recitals are true and correct in all respects.

7.5 Severability – If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and the provisions of this

Agreement shall to the fullest extent possible be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

7.6 Governing Law – This Agreement shall be governed by and construed according to the laws of British Columbia and the federal laws of Canada applicable therein.

7.7 Amendments – This Agreement may only be amended by the written agreement of the parties hereto or their successors or assigns.

7.8 Enurement – This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject in the case of SSE and Crosshair to the Property Acquisition Agreement, and shall enure to the benefit of the Related Persons of each party and their respective heirs, executors, administrators, successors and assigns. Unless otherwise agreed in writing by all of the parties hereto, no assignment of any rights under this Agreement shall release any party from any of its obligations hereunder.

7.9 Execution – This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

7.10 Agreement Takes Effect – This Agreement shall take effect at the Effective Time.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

**UNIVERSAL URANIUM LTD.**

Per: ______________________
Authorized Signatory

**SILVER SPRUCE RESOURCES INC.**

Per: ______________________
Authorized Signatory

**CROSSHAIR EXPLORATION & MINING CORP.**

Per: ______________________
Authorized Signatory

Agreement shall to the fullest extent possible be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

7.6 Governing Law – This Agreement shall be governed by and construed according to the laws of British Columbia and the federal laws of Canada applicable therein.

7.7 Amendments – This Agreement may only be amended by the written agreement of the parties hereto or their successors or assigns.

7.8 Enurement – This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject in the case of SSE and Crosshair to the Property Acquisition Agreement, and shall enure to the benefit of the Related Persons of each party and their respective heirs, executors, administrators, successors and assigns. Unless otherwise agreed in writing by all of the parties hereto, no assignment of any rights under this Agreement shall release any party from any of its obligations hereunder.

7.9 Execution – This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

7.10 Agreement Takes Effect – This Agreement shall take effect at the Effective Time.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

**UNIVERSAL URANIUM LTD.**

Per: ____________________________
Authorized Signatory

**SILVER SPRUCE RESOURCES INC.**

Per: ____________________________
Authorized Signatory

**CROSSHAIR EXPLORATION & MINING CORP.**

Per: ____________________________
Authorized Signatory

**UUL-SSE "CMB Claims"**

| Licence | Claims |
|---|---|
| 11165M | 34 |
| 11274M | 12 |
| 11298M | 13 |
| 11357M | 30 |
| 11358M | 41 |
| 11359M | 41 |
| 11385M | 14 |
| 11386M | 89 |
| 11388M | 58 |
| 11389M | 122 |
| 11390M | 19 |
| 11391M | 15 |
| 11392M | 15 |
| 11475M | 94 |
| 11476M | 97 |
| 11477M | 20 |
| 11485M | 200 |
| 11486M | 80 |
| 11495M | 72 |
| 11496M | 48 |
| 11497M | 62 |
| 11498M | 138 |
| 11519M | 174 |
| 11520M | 247 |
| 11521M | 134 |
| 11525M | 100 |
| 11559M | 140 |
| 11560M | 60 |
| 11648M | 242 |
| 11649M | 57 |
| 12538M | 150 |
| 12539M | 150 |
| 12588M | 250 |
| 12601M | 50 |
| 13180M | 58 |
| 13292M | 96 |
| 13293M | 200 |
| 13294M | 200 |
| 13295M | 200 |
| 13296M | 200 |
| 13686M | 65 |
| **Total:** | **4087** |

**UUL-SSE "Seal Lake Claims"**

| Licence | Claims |
|---|---|
| 011166M | 6 |
| 011167M | 6 |
| 011168M | 6 |
| 011169M | 6 |
| 011170M | 6 |
| 011175M | 6 |
| 011176M | 3 |
| 011177M | 5 |
| 011188M | 10 |
| 011189M | 14 |
| 011190M | 6 |
| 011194M | 4 |
| 011195M | 11 |
| 011197M | 12 |
| 011203M | 10 |
| 011204M | 10 |
| 011205M | 6 |
| 011206M | 8 |
| 011212M | 12 |
| 011275M | 9 |
| 011292M | 10 |
| 011341M | 91 |
| 011342M | 145 |
| 014191M | 40 |
| 014194M | 78 |
| 014195M | 52 |
| 014196M | 66 |
| 014197M | 16 |
| **Total:** | **654** |

| | |
|---|---|
| CMB Claims: | 4087 |
| Seal Lake Claims: | 654 |
| GRAND TOTAL: | 4741 |

## SCHEDULE "B"

## SUBJECT ASSETS

**[From documentation provided by UUL]**

Transportation Etc.

| Serial# | Make | Model | Year | Description |
|---|---|---|---|---|
| JYE8BD006A040778 | Yamaha | Bravo | 2007 | Snowmobile |
| SN1SU4B07C717426 | Polaris | Widetrack 500 | 2007 | Snowmobile |
| JYE8DB0058A042975 | Yamaha | Bravo | 2008 | Snowmobile |
| JYE8BD0067A040779 | Yamaha | Bravo | 2007 | Snowmobile |
| SN1SU4BS48C347258 | Polaris | Widetrack 500 | 2008 | Snowmobile |
| SN1SU4BS48C347267 | Polaris | Widetrack 500 | 2008 | Snowmobile |
| 4XASD5B55YC002827 | Polaris | Touring | 2000 | Snowmobile |
| 4XAST5BS32B220016 | Polaris | Touring | 2002 | Snowmobile |
| A7011608 | Smart Gen | 30 KW | 2007 | Generator |
| A7011606 | Smart Gen | 30 KW | 2007 | Generator |
| N/A | Yamaha | Rhino | 2007 | ATV |
| N/A | Crestliner | 16 FT | N/A | Aluminium Speed Boat |
| L1036498J | Yamaha | 25HP | 2008 | Outboard Engine |

Camp Equipment

| # Of Items | Make | Model | Description |
|---|---|---|---|
| 8 | GLT-3 | | oil stove |
| 3 | GLT-2 | | oil stove |
| 2 | GLT-1 | | oil stove |
| 2 | Expedition | | oil stove |
| 1 | prospector | | oil stove |
| 1 | refrigerator | 970-65832T | ser-BAG4914528 (Kenmore) |
| 1 | refrigerator | 970-60712A | ser-BAG5114483 (Galaxy) |
| 1 | stand up freezer | 970-227727 | ser-WB63348224 (Kenmore) |
| 1 | chest freezer | C675-19688-ON | ser-14740513JN (Kenmore) |
| 1 | electric hot water heater | SS40SDE (30gal) | ser-S0608-535660 (GSW) |
| 1 | propane water heater | UG40-32LF-P1U (40 GAL) | ser-A4733565 (Giant) |
| 1 | propane water heater | UG40-32LF-P1U (40 GAL) | ser-A4733567 (Giant) |
| 1 | propane stove | WPM210-C | ser-9260417 (Brownie) |
| 1 | propane stove | WPM610-C | ser-5R60233 |
| 1 | washer | 1102742600 | ser-CV223027 (Kenmore) |
| 1 | washer | DTT42OW | ser-0606051301193 (Danby) |

[From documentation provided by Silver Spruce]

Software

| Description | Invoice Date | Total |
|---|---|---|
| Explorpac lic (Gemcom) | 2/27/2007 | $11,449.50 (+ maintenance and support for March 1 – June 30/07 = $572.48) |
| Surpac Software (Gemcom) | 12/12/2007 | $23,775.00 (+Maintenance for 6 months = $2,853) |
| MapInfo Software (Digeos) | 5/25/07 | $1,242.00 |

Core Boxes

| Description | Invoice Date | Total |
|---|---|---|
| 5000 core trays (Garden Lake Timber) | 4/24/07 | $32,600.00 |

Communications

| Description | Invoice Date | Total |
|---|---|---|
| 12 VHF radio's, base station and repeater system with 3 solar panels (Downeast Communications) | 5/31/07 | $9,950.00 |
| 5 VHF radio's and power supply enclosure (Downeast Communications) | 7/11/07 | $2,295.00 |
| Iridium Sat phone (Labrador Specialty) | 5/23/07 | $1,895.00 |

Miscellaneous

| Description | Invoice Date | Total |
|---|---|---|
| Excavator – 1 Kubota KH007 mini excavator S/n 13783 (Hotel North) | 6/21/07 | $8,500.00 |
| Various field supplies, including safety cruiser vest, aluminium sheet holders, 12 GPS units, 20 compasses and 13 backpacks (ASK Prospecting) | 6/19/07 | $13,405.19 |